Securities and Exchange Commission
                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):

                         June 10, 2003


                           CADIZ INC.
                   -------------------------
     (Exact name of Registrant as specified in its charter)


                            DELAWARE
         (State or other jurisdiction of incorporation)


          0-12114                        77-0313235
  (Commission File Number)   (IRS Employer Identification No.)


777 South Figueroa Street, Suite 4250, Los Angeles, CA    90017
(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (310) 899-4700


ITEM 5.        OTHER EVENTS
               ------------

             In June 2003, Cadiz Inc. completed a private sale of 20 million shares of its common stock for $1,680,000 in cash at a price of $0.10 per share and $320,000 equivalent in consideration of services previously rendered. The securities offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Cadiz Inc.



                              By:  /s/ Jennifer Hankes Painter
                                  -------------------------------
                                  Jennifer Hankes Painter
                                  General Counsel and Corporate
                                  Secretary

Dated:  June 26, 2003